                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        UNITED STATES EXPLORATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No filing fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         UNITED STATES EXPLORATION, INC.
                            1560 BROADWAY, SUITE 1900
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 2000

                  The annual meeting of shareholders of United States Exploration, Inc., a Colorado corporation (the "Company"), will be held at the Company offices at 1560 Broadway, Suite 1900, Denver, Colorado 80202 on August 8, 2000, at 1:00 p.m., Mountain Time. At the annual meeting we will:

                  1. Elect four members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected;

                  2. Vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

                  3. Transact such other business as may properly come before the meeting or any adjournment thereof.

                  The record date for the annual meeting is June 30, 2000. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

                  We hope you will attend the meeting in person. HOWEVER, EVEN IF YOU EXPECT TO ATTEND THE MEETING, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. If you attend the meeting, you can revoke your Proxy and vote in person.

                  A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                     By Order of the Board of Directors,


                                     F. Michael Murphy, Secretary

July 7, 2000

                         UNITED STATES EXPLORATION, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 2000

                                 PROXY STATEMENT

                  This proxy statement is furnished in connection with the solicitation of proxies from the holders of the Company's common stock by the Board of Directors of United States Exploration, Inc., a Colorado corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's principal executive offices at 1560 Broadway, Suite 1900, Denver, Colorado 80202, on August 8, 2000, at 1:00 p.m., Mountain Time, and at any adjournments of that meeting. This proxy statement and the enclosed proxy are first being sent to shareholders on or about July 7, 2000.

                    PROXIES AND VOTING AT THE ANNUAL MEETING

                  If you properly execute the enclosed proxy and return it in time to be voted at the meeting, your shares will be voted in accordance with the instructions you give in the proxy. IF YOU EXECUTE AND RETURN YOUR PROXY BUT DO NOT GIVE INSTRUCTIONS AS TO HOW YOUR SHARES SHOULD BE VOTED, YOUR SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS.

                  You may revoke your proxy at any time before your shares are voted by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                  The cost of the annual meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of its common stock in nominee names to distribute proxy solicitation materials to beneficial owners and will reimburse them for reasonable out-of-pocket expenses they incur.

                  The record date for the meeting is June 30, 2000. Only shareholders of record as of that date are entitled to receive notice of and to vote at the annual meeting.

                  The holders of the Company's common stock have the right to elect four directors at the meeting, to vote on the proposal to ratify the appointment of the Company's auditors and to vote on any other business that may come before the meeting. Each share of common stock is entitled to one vote on all matters submitted to a vote of the holders of common stock. On June 30, 2000, there were a total of 18,620,631 shares of common stock outstanding. The holders of a majority of the outstanding common stock will constitute a quorum for the transaction of business at the annual meeting.

                  As discussed under Election of Directors below, the holders of the Company's outstanding Series C Convertible Preferred Stock have the right to elect two directors at the meeting. The Company has not received nominations for either of those positions. If a candidate is nominated for either or both of those positions, each share of Series C Convertible Preferred Stock will be entitled to one vote in the election of such directors. On June 30, 2000, there were 443,167 shares of Series C Convertible Preferred Stock outstanding. The holders of a majority of the outstanding Series C Convertible Preferred Stock will constitute a quorum for the election of directors by the holders of Series C Convertible Preferred Stock. The Company is not soliciting proxies from the holders of Series C Convertible Preferred Stock.

                  In the election of directors by the holders of common stock, the four nominees who receive the most votes will be elected to the Board of Directors. If a candidate is nominated for election to either or both of the director positions that the holders of the Series C Preferred Stock have the right to fill, the two nominees who receive the most votes will be elected to the Board of Directors. Any other matter voted upon at the meeting will be approved by the holders of common stock if the votes cast in favor of the matter exceed the votes cast against the matter. As a result, shares that are not voted will have no effect on the outcome of any vote. For example, if you mark your proxy to withhold authority to vote for any nominee for director or to abstain from voting on the ratification of the appointment of auditors, your shares will not be taken into account in determining whether that nominee is elected or the appointment is ratified.

                  Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on nonroutine proposals. The absence of votes by brokers on nonroutine proposals are "broker nonvotes." Broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the matter voted on because they will not be counted as votes for or against the matter.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION
                         BY THE HOLDERS OF COMMON STOCK

NOMINEES

                  The Board of Directors of the Company consists of six members. The holders of common stock are entitled to elect four directors and the holders of Series C Convertible Preferred Stock are entitled to elect two directors. The two positions on the Board that the holders of Series C Convertible Preferred Stock have the right to fill are vacant and the Company has not received any nominations for those positions at the meeting. The Company is not soliciting proxies from the holders of the Series C Convertible Preferred Stock. Accordingly, the information presented herein relates only to the election of directors by the holders of common stock. If directors are nominated at the meeting by the holders of Series C Convertible Preferred Stock, a vote of the holders of the Series C Convertible Preferred Stock will be taken as provided in the Company's Articles of Incorporation and Bylaws.

                  Each director is elected to serve until the next annual meeting of shareholders and until his successor is elected and qualified. All of the nominees are presently directors of the Company. If any nominee should become unavailable to serve for any reason, proxies will be voted for another person selected by the persons named in the proxy in accordance with their judgment. The nominees are as follows:

                  Name                      Age               Position with Company
                  ----                      ---               ---------------------
                  Bruce D. Benson           61                Chairman of the Board of Directors,
                                                              Chief Executive Officer and President
                  Thomas W. Gamel           60                Director
                  Robert J. Malone          55                Director
                  Richard L. Robinson       70                Director

                  Bruce D. Benson has been the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since August 1997. Since 1965, Mr. Benson has been the owner and president of Benson Mineral Group, Inc. ("BMG"), a privately held company involved in oil and gas production, gas processing and oil and gas pipeline operations. BMG and Mr. Benson have also been active investors in a variety of other industries including real estate, banking, mortgage servicing, cable television, management of real estate investment trusts and franchise restaurants. Mr. Benson is a director of Asset Investors Corporation, a publicly held company listed on the New York Stock Exchange, and Commercial Assets, Inc., a publicly held company listed on the American Stock Exchange. He is a trustee and past president and past chairman of the Denver Area Council of the Boy Scouts of America, Chairman of the Denver Zoological Foundation, National Chairman of the University of Colorado Comprehensive Capital Campaign and past chairman of the Colorado Commission on Higher Education.

                  Thomas W. Gamel has been a director of the Company since August 1997. Since 1992, Mr. Gamel has served as chairman of Rockmont Capital Partners, Ltd., a privately held investment company. He has been an owner and director of Timpte Industries, Inc., a diversified private holding company, since 1970, and is an owner and director of several other private companies. Mr. Gamel is a certified public accountant.

                  Robert J. Malone has been a director of the Company since August 1997. From 1992 to 1996, Mr. Malone was the chairman and chief executive officer of Colorado National Bank of Denver, Colorado (now US Bank of Denver, Colorado) and continued as the chairman of the board until April 30, 2000. From 1990 to 1992, he was chairman of the board, president and chief executive officer of Western Capital Investment Inc. and its principal subsidiary, Bank Western. Western Capital was merged into First Bank Systems, Inc. (now U.S. Bancorp) in December 1992. He presently serves on the Board of Commercial Assets, Inc., a publicly held company listed on the American Stock Exchange. Mr. Malone has served on the boards of several community and charitable organizations, including the Denver Metro Chamber of Commerce, and is currently Chairman of the Board of Trustees of Colorado's Ocean Journey and a Trustee of the Denver Zoological Foundation. He is past-president of the Young Presidents Organization and past chairman of the board of Regis University.

                  Richard L. Robinson has been a director of the Company since August 1997. Since 1975, Mr. Robinson has served as chairman or co-chairman of Robinson Dairy, Inc. He also serves on the Board of Directors of several other companies, including Asset Investors Corporation, a publicly held company listed on the New York Stock Exchange, Horizon Organic Holding Corp., a publicly held company quoted on the NASDAQ National Market, and Columbia/Health One. In addition to serving on the Board of Directors of the Milk Industry Foundation, Mr. Robinson serves on the boards of many charitable and community organizations including Rose Community Foundation, Regis University and Children's Hospital of Denver, Colorado.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

                  During 1999, the Company's Board of Directors met 12 times and took action one time by unanimous written consent. Each of Messrs. Benson, Gamel, Malone and Robinson were present, either in person or by telephone, at each meeting of the Board of Directors and each committee of which he was a member during 1999.

                  The Board of Directors of the Company maintains a standing Audit Committee and a standing Compensation Committee. The Audit Committee is responsible for reviewing and evaluating the Company's financial controls and financial reporting obligations. The members of the Audit Committee are Messrs. Gamel (Chairman), Malone and Robinson. The Compensation Committee is responsible for reviewing and evaluating the duties and performance of the Company's officers and key employees and making recommendations concerning their compensation. The members of the Compensation Committee are Messrs. Malone (Chairman), Gamel and Robinson. During 1999, the Audit Committee met once and the Compensation Committee met once. The Company does not maintain a standing nominating committee.

EXECUTIVE OFFICERS

                  Bruce D. Benson, 61, the Company's Chief Executive Officer and President, is also Chairman of the Board of Directors and his biographical information is presented above. The Company's other executive officers are as follows.

                  F. Michael Murphy, 58, was appointed Chief Financial Officer, Vice President and Secretary of the Company in August 1997. He has been employed by BMG since 1977, first as tax manager and since 1980 as chief financial officer. Mr. Murphy is a certified public accountant, having begun his career with Arthur Young (now Ernst & Young).

                  John R. Wallace, 40, was appointed Vice President of Exploration and Acquisitions in May 1998. For more than five years prior to joining the Company, Mr. Wallace was President of The Esperanza Corporation, a privately held oil and gas acquisition company, and Vice President of Dual Resources, Inc., a privately held oil and gas exploration company. Esperanza has effected more than 25 acquisitions of producing properties throughout the United States. In addition, Esperanza formed and administered royalty programs for private investors, primarily in the Rocky Mountain region, and has participated in a number of international exploration projects. Dual Resources is in the business of generating and selling exploration prospects, several of which have resulted in new field discoveries.

                  Shirley R. Kovar, 50, was appointed Vice President-Land of the Company in January 1999. Ms. Kovar joined UXP in April 1998 as Manager of the Land Department. Prior to that she worked as an independent consultant in the oil and gas industry for more than five years. Ms. Kovar has more than 28 years of experience in the industry and is a member of the American, Colorado and Denver Bar Associations.

                  Officers of the Company serve at the pleasure of the Board of Directors. There is no family relationship between any of the Company's directors or executive officers. Messrs. Benson and Murphy continue to serve as officers of BMG and do not devote their full business time to the Company.

COMPENSATION OF DIRECTORS

                  Each member of the Board of Directors who is not an employee of the Company is entitled to receive $1,000 for each Board meeting and $500 for each committee meeting not held in conjunction with a Board Meeting attended in person or by telephone. Effective April 1, 1998, the Board of Directors adopted a Directors' Fee Stock Plan whereunder directors' fees are paid in common stock of the Company rather than in cash. The number of shares issued to each outside director each year is determined by dividing the director's fees earned by that director during the year by the average of the trading prices of the Company's common stock on the first and last trading days of the year. If a director joins or leaves the Board during the year, the day of his appointment or resignation is substituted for the first or last trading day in that calculation. For their services for 1999, the Company's outside directors were each issued 9,600 shares of stock under the Plan.

EXECUTIVE COMPENSATION

                  The following table summarizes the total compensation for the Company's Chief Executive Officer and its three other officers whose compensation exceeded $100,000 for 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL           LONG-TERM
                                              COMPENSATION      COMPENSATION
                                              ------------      -------------
                                                                  SECURITIES
               NAME AND                          SALARY           UNDERLYING          ALL OTHER
          PRINCIPAL POSITION          YEAR         ($)            OPTIONS(#)       COMPENSATION(1)
          ------------------          ----       ------           ----------       ---------------
         Bruce D. Benson,             1999(2)    $112,500                 --            $4,046
         Chairman of the              1998        150,000                 --             7,500
         Board, Chief                 1997(3)      53,077          4,000,000                --
         Executive Officer
         and President

         John R. Wallace              1999        147,000                 --             7,511
         Vice President of            1998         91,875                 --             4,594
         Exploration and              1997             --                 --                --
         Acquisitions

         F. Michael Murphy            1999        150,920(4)              --             7,546
         Chief Financial              1998             --(4)         150,000                --(5)
         Officer, Vice                1997             --(4)              --                --(5)
         President and
         Secretary

         Murray N. Brooks             1999        139,465(6)              --             6,973
         Vice President of            1998             --(6)              --                --(5)
         Operations                   1997             --(6)              --                --(5)

----------
(1)  Consists of Company contributions to defined contribution plan.

(2) Mr. Benson took no salary for July 1999 through September 1999. His salary for October 1999 through December 1999 ($37,500) was accrued in 1999 but was not paid in 1999.

(3)  From commencement of employment on August 7, 1997 through December 31,
     1997.

(4) Mr. Murphy was on the BMG payroll until February 22, 1999 at which time he was transferred to the Company payroll. The $150,920 shown above reflects Mr. Murphy's salary for approximately 10 months. For the period in 1999 that Mr. Murphy was on the BMG payroll, BMG billed the Company $15,205 for time spent by Mr. Murphy on Company business. For the period in 1999 that Mr. Murphy was on the Company payroll, the Company billed BMG $54,398 for time spent by Mr. Murphy on BMG business. For 1998 and 1997, BMG billed the Company $134,223 and $28,400, respectively, for time spent by Mr. Murphy on Company business.

(5) During 1997 and 1998, Messrs. Murphy and Brooks were carried as employees of BMG and contributions were made for their accounts by BMG to the defined contribution plan in which BMG and the Company now participate. The Company reimbursed BMG for a portion of such contributions based on the percentage of time spent on Company affairs. In 1997 and 1998, such reimbursements were $1,420 and $6,711, respectively, for Mr. Murphy and $883 and $542, respectively, for Mr. Brooks.

(6) Mr. Brooks was on the BMG payroll until February 22, 1999 at which time he was transferred to the Company payroll. The $139,465 reflects Mr. Brooks' salary for approximately 10 months. For the period during 1999 that Mr. Brooks was on the BMG payroll, BMG billed the Company $12,930 for time spent by Mr. Brooks on Company business. For the period during 1999 that Mr. Brooks was on the Company payroll, the Company billed BMG $107,896 for time spent by Mr. Brooks on BMG business. For 1998 and 1997, BMG billed the Company $108,411 and $17,655, respectively, for time spent by Mr. Brooks on Company business.

       No options were granted to or exercised by the Named Executive Officers during 1999. The following table sets forth the value of unexercised options held by the Named Executive Officers at December 31, 1999:

                                              1999 YEAR-END OPTION VALUES
                                              ---------------------------
                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                   OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS
                                                      YEAR END(#)                AT FISCAL YEAR END
                           NAME                EXERCISABLE/UNEXERCISABLE                ($)
                           ----               ---------------------------       --------------------
                  Bruce D. Benson                        4,000,000/0                    (1)

                  F. Michael Murphy                   50,000/100,000                    (1)

----------

(1) None of the unexercised options reflected in the table were in-the-money as of December 31, 1999, based upon the last sales price of the Common Stock on The American Stock Exchange on December 31, 1999 of $.6875.

                  In connection with an amendment to his employment agreement in May 2000, Mr. Benson voluntarily relinquished the options to purchase 4,000,000 shares reflected in the tables above.

EMPLOYMENT AGREEMENTS

                  The Company has an employment agreement with Mr. Benson dated August 7, 1997, as amended May 18, 2000. The agreement provides for a base salary of not less than $150,000 per year and bonuses at the discretion of the Board of Directors. The term of the agreement ends August 6, 2001. Mr. Benson's employment may be terminated at any time by the Board of Directors, with or without cause, but Mr. Benson may terminate only upon the occurrence of certain events, including a change in control of the Company as defined in the employment agreement. The agreement provides for a severance payment of $1 million to Mr. Benson in the event that he is terminated by the Company without cause prior to the end of the term of the agreement, a majority of the board of directors changes during the term of the agreement or the Company defaults under the agreement. Mr. Benson is not required to devote his full business time to the Company.

                  The Company has an employment agreement with Mr. Wallace dated May 11, 1998. The agreement provides for a base salary of not less than $147,000 per year with annual increases of $15,000 per year. To date, Mr. Wallace has voluntarily declined to take the salary increases required by the agreement. Bonuses are discretionary. The term of the agreement was originally two years, but automatically renews for successive one-year periods unless either party gives notice of nonrenewal. The agreement may be terminated by the Company or Mr. Wallace at any time. If the agreement is terminated by the Company without "cause" or by Mr. Wallace with "good reason" (as those terms are defined in the agreement), the Company is required to pay Mr. Wallace an amount equal to one year's salary plus two times his bonus for the most recent year. If the agreement is terminated upon a change of control of the Company, Mr. Wallace is entitled to receive two times the sum of his then current salary plus his bonus for the most recent year. Mr. Wallace is not required to devote his full business time to the Company. Mr. Wallace is entitled to receive a 1% overriding royalty interest, proportionately reduced, in all oil and gas properties acquired by the Company during the term of the agreement (other than the properties acquired from Union Pacific Resources Corporation).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth as of June 28, 2000 the beneficial ownership of each class of the Company's equity securities by the Named Executive Officers, each director of the Company and all directors and executive officers as a group. The table also reflects the beneficial ownership of each class of the Company's voting securities by each person known by the Company to own beneficially more than 5% of any such class. Shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days are treated as outstanding for the purpose of computing the beneficial ownership of the person who holds the options, but not for the purpose of computing the percentage ownership of any other person or group. To the Company's knowledge, the shareholders listed below have sole voting and investment power, except as otherwise noted. All information is based upon filings with the Securities and Exchange Commission or upon information provided to the Company.

                                                 COMMON STOCK              SERIES C PREFERRED STOCK
                                         ---------------------------       --------------------------
             NAME AND ADDRESS OF           NUMBER         PERCENT OF       NUMBER OF       PERCENT OF
               BENEFICIAL OWNER          OF SHARES         CLASS(1)         SHARES         SERIES(1)
             -------------------         ---------        ----------       ---------       ----------
         Bruce D. Benson                 3,236,500          17.38%               --               --
         1560 Broadway, Suite 1900
         Denver, CO 80202

         Thomas W. Gamel                   479,500(2)        2.54%               --               --
         700 Broadway, Suite 800
         Denver, CO 80203

         Robert J. Malone                  388,412(3)        2.06%               --               --
         335 St. Paul St.
         Denver, CO 80206

         F. Michael Murphy                 150,000(4)          *                 --               --
         1560 Broadway, Suite 1900
         Denver, Colorado 80202

                                                 COMMON STOCK              SERIES C PREFERRED STOCK
                                         ---------------------------       --------------------------
             NAME AND ADDRESS OF           NUMBER         PERCENT OF       NUMBER OF       PERCENT OF
               BENEFICIAL OWNER          OF SHARES         CLASS(1)         SHARES         SERIES(1)
             -------------------         ---------        ----------       ---------       ----------
         Richard L. Robinson               383,312(5)        2.03%               --               --
         646 Bryant
         Denver, CO 80204

         John R. Wallace                        --             --
         1560 Broadway, Suite 1900
         Denver, CO 80202

         Dale M. Jensen                  4,786,370(6)       25.70%               --               --
         26796 N. 98th Way
         Scottsdale, AZ 85255

         Charles D. Guyette                 32,700            *              83,500            18.84%
         4323 Ulysses Way
         Golden, CO 80403

         Keith R. Hesli                     83,334            *             125,000            28.21%
         1334 Sunny Lane
         Anoka, MN 55303

         Joseph A. Hutchinson               26,000            *              76,000            17.15%
         27 Columbine Place
         Castle Rock, CO 80104

         Ram Development Company                --            --             25,000             5.64%
         John Rinderknecht (Pres.)
         10 Jackson Street
         Denver, CO 80206

         R.W. Rinderknecht Co.                  --            --             75,000            16.92%
         John Rinderknecht (Pres.)
         P.O. Box 101298
         Denver, CO 80250-1298

         Charles D. Unruh                       --            *              41,667             9.40%
         12723 E. 111th St. North
         Owasso, OK 74055

         Directors and Executive
         Officers as a Group             4,704,524(7)      24.06%                --               --
         (11 individuals)

----------

(1) Based on 18,620,631 shares of Common Stock and 443,167 shares of Series C Preferred Stock outstanding plus, in the case of each individual or group, the number of shares that such individual has, or the members of such group have, the right to acquire within 60 days after that date.
(2) Includes (i) 106,288 shares held indirectly through a corporation of which Mr. Gamel has voting control and (ii) 238,733 shares of Common Stock underlying options that are currently exercisable.
(3) Includes 238,733 shares of Common Stock underlying options that are currently exercisable, 10,000 shares of Common Stock owned jointly with spouse, and 6,000 shares of Common Stock owned by spouse.
(4) Consists of 150,000 shares of Common Stock underlying options that are currently exercisable.
(5) Includes 238,733 shares of Common Stock underlying options that are currently exercisable.
(6)  Includes 391,000 shares as to which Mr. Jensen has an irrevocable proxy.
(7) Includes an aggregate of 932,999 shares of Common Stock underlying options that are currently exercisable.
 *   Less than 1%.

CERTAIN TRANSACTIONS

                  The Company shares certain facilities, equipment and personnel with BMG pursuant to a Cost and Expense Sharing Agreement. Bruce D. Benson, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, is also the President, a Director and sole shareholder of BMG. Pursuant to the Cost and Expense Sharing Agreement, the Company reimburses BMG for office rent and other overhead and administrative expenses associated with operation of the Company's business based upon actual use of BMG's facilities by the Company and BMG reimburses the Company for personnel costs associated with the use of Company personnel in the operation of BMG's business based on time spent on BMG matters. The Cost and Expense Sharing Agreement is effective so long as Mr. Benson's employment agreement is in effect. During the years ended December 31, 1999 and 1998, the Company paid or accrued an aggregate of $230,800 and $660,570, respectively to BMG pursuant to this arrangement. Management believes that the terms and conditions of this arrangement are no less favorable than could be obtained from an unaffiliated third party or than could be obtained by the Company in leasing separate office space and retaining separate personnel.

                  In connection with the acquisition of its oil and gas properties in Northeastern Colorado from Union Pacific Resources Company ("UPRC") in May of 1998, the Company retained four unaffiliated individuals to provide technical and evaluation services. In return for those services, the Company agreed to grant to the members of that group overriding royalty interests totalling 21/2%, proportionately reduced, in all properties acquired from UPRC, including any properties in which the Company earns an interest pursuant to its Exploration Agreement with UPRC. Such royalties are shared equally by the members of that group. One of the four individuals, John R. Wallace, subsequently became the Company's Vice President of Exploration and Acquisitions.

                  On May 18, 2000, the Company completed the settlement of its obligations to its principal lender, ING (U.S.) Capital LLC. At March 31, 2000, the Company owed ING $31,250,000, plus accrued interest of approximately $2,222,500. These obligations were settled on May 18, 2000 for an aggregate payment of $17,000,000.

                  The Company obtained the funds to effect the settlement from several sources. First, the Company sold its interests in 60 producing wells and associated undeveloped acreage in the Wattenburg field of Northeastern Colorado to an unaffiliated oil and gas company for approximately $7.15 million, subject to customary adjustments. Second, the Company sold 3,000,000 shares of common stock to Mr. Benson for $1.10 per share, or a total of $3.3 million. Third, BMG provided $4 million in debt financing. The balance of the payment to ING was made from internally generated Company funds.

                  The shares purchased by Mr. Benson were issued pursuant to an agreement entered into on April 21, 2000. The closing price of the Company's Common Stock on April 20, 2000 was $0.56 per share. Pursuant to that agreement, at the time the shares were purchased, Mr. Benson's employment agreement was amended to extend its term for an additional year, or until August 6, 2001, and Mr. Benson voluntarily relinquished options to purchase 4,000,000 shares of Common

Stock that were granted pursuant to his employment agreement. The amendment also provides for a severance payment of $1 million to Mr. Benson in the event that he is terminated by the Company without cause prior to the end of the term of the agreement, a majority of the board of directors changes during the term of the agreement or the Company defaults under the agreement.

                  The proceeds of the debt financing provided by BMG were paid directly to ING and ING assigned to BMG the Note, Credit Agreement and related security documents entered into in connection with the ING loan. Upon that assignment, BMG and the Company entered into an amendment to the Credit Agreement and the Note that reduces the outstanding principal balance of the Note to $4 million, forgives all interest and fees accruing prior to the date of the amendment, provides for interest on the reduced principal amount at 9% per annum and requires the Company to pay the Note in a lump sum no later than May 17, 2001. In that amendment, the Company acknowledges that the financing was provided by BMG as an accommodation and agrees to use its best efforts to refinance or otherwise prepay the Note as soon as possible. The Company intends to seek financing from a bank or other lender to pay the Note held by BMG and to provide funds for the further development of its properties. In addition, the Note may be paid from Company cash flow or the proceeds of additional property sales.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. The Company believes that all such Section 16(a) reports were filed on a timely basis during the fiscal year ended December 31, 1999, except as follows: Mr. Benson reported a May 1999 purchase of 500 shares of Common Stock on a Form 4 filed June 1, 2000. Ms. Kovar reported an option grant of 25,200 shares in June 1998 on a Form 4 filed June 1, 2000.

                     RATIFICATION OF APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION
           OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY

                  The Board of Directors has appointed Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2000, and solicits the ratification of this appointment by the shareholders. Ernst & Young LLP audited the Company's financial statements for 1999. Neither such firm, nor any of its members or any of their associates, has or has had during the past four years, any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with its or their duties as auditors and accountants.

                  The Company expects a representative of Ernst & Young LLP to be present at the Annual Meeting and to be available to answer questions. Such representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

                  The Company currently expects to hold its annual meeting of shareholders for 2001 on or about April 23, 2001. Any shareholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than December 24, 2000. Such a proposal will be included in next year's proxy statement to the extent required by the regulations of the Securities and Exchange Commission. A shareholder who wishes to make a proposal at the 2001 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no later than March 9, 2001 in order for the notice to be considered timely under Rule 14a-4(c) of the Securities and Exchange Commission. The name and address of the Company's Secretary are: F. Michael Murphy, Secretary, United States Exploration, Inc., 1560 Broadway, Suite 1900, Denver, Colorado 80202.

                          ANNUAL REPORT TO SHAREHOLDERS

                  The Company's Annual Report to Shareholders for the period ended December 31, 1999, which includes the Company's 1999 Annual Report to the Securities and Exchange Commission on Form 10-KSB, is included with this Proxy Statement.

                                 OTHER BUSINESS

                  The Board of Directors is not aware of any business to come before the meeting other than those matters described in this proxy statement. If any other matters should properly come before the meeting, the holders of the proxies will act in accordance with their judgment on such matters.

                                       BY ORDER OF THE BOARD OF DIRECTORS:

                                       F. Michael Murphy, Secretary

July 7, 2000

                         UNITED STATES EXPLORATION, INC.
                            1560 BROADWAY, SUITE 1900
                             DENVER, COLORADO 80202

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 8, 2000

         The undersigned hereby appoints Bruce D. Benson and F. Michael Murphy, or either of them, proxies and attorneys-in-fact for the undersigned, each with full power of substitution, hereby revoking any proxy or proxies heretofore given by the undersigned, and authorizes them to vote all the shares of common stock, $.0001 par value, of United States Exploration, Inc. (the "Company") that the undersigned may be entitled to vote at the annual meeting of shareholders of the Company, and at all adjournments or postponements thereof as follows:

1. To elect Directors.

          [ ] FOR ALL NOMINEES LISTED                [ ] WITHHOLD AUTHORITY to vote
              (Except as marked below)                   for all nominees below

               TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PLACE AN "X" THROUGH THE NOMINEE'S NAME:

               Bruce D. Benson      Thomas W. Gamel      Robert J. Malone         Richard L. Robinson

2. To ratify the appointment of Ernst & Young LLP as auditors for the current fiscal year.

                 [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(continued and to be signed on the reverse side)

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

                                            Your signature should appear exactly
                                            as your name appears in the space at
                                            the left. For joint accounts, all
                                            owners should sign. When signing in
                                            a fiduciary or representative
                                            capacity, please give your full
                                            title as such.

                                            Date:                         , 2000
                                                 -------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD TODAY USING THE ENCLOSED PRE-PAID ENVELOPE.